Exhibit 99.2

/C O R R E C T I O N -- Amesite Inc./

In the news release, Amesite Partners with Enriched Business Strategies LLC to Bring Leadership Development Practice to the Virtual Space, issued 30-Sep-2020 by Amesite Inc. over PR Newswire, we are advised by the company that the first paragraph, first sentence, should include the company stock exchange ticker Amesite Inc. (Nasdaq: AMST). The release should also include the company forward looking statements. The complete, corrected release follows:

Amesite Partners with Enriched Business Strategies LLC to Bring Leadership Development Practice to the Virtual Space

Amesite’s artificial-intelligence backed software customized to facilitate workshops focused on leadership excellence and team building

DETROIT, Oct. 1, 2020 /PRNewswire/ -- Amesite Inc. (Nasdaq: AMST), an artificial intelligence software company providing online learning ecosystems for business, higher education, and K-12, announced today it was partnering with Enriched Business Strategies LLC to bring EBS’s leadership development practice to an online platform.

“With so many people still working from home, we need to implement solutions to get them the training and consulting services they would be getting if they were still in the office. The recent U.S. Census Household Pulse Survey found that some metro areas still have really high work from home rates. Washington, D. C., for example, has 56% of the adult population teleworking,” said Amesite CEO and Founder Dr. Ann Marie Sastry. “Even as people start to return to office environments, it’s going to happen slowly, and you are going to have people who are never comfortable coming back. We are excited to provide a remote training solution to another key sector of the Country’s economy to help it get moving again.”

Enriched Business Strategies’ partnership with Amesite will formally launch later this year with an enhanced version of the leadership development curriculum EBS had been providing in person before the pandemic struck.

“As businesses are forced to adapt to a whole new work environment, our approach to leadership development has pivoted to meet our clients’ current challenges,” said Dan Suwyn, Partner at Enriched Business Strategies. “Using brain-savvy and business-tested concepts, we help our clients achieve excellence in performance. By partnering with Amesite, we are able to take our workshops and launch them online, expanding our reach and ability to serve our clients.”

Over the past two decades, the EBS team has improved performance at more than 50 global companies through interactive leadership workshops for 25,000 employees.

In recent months, Amesite has been working throughout the educational and business sectors to facilitate new remote needs for clients. Founded in 2017, Amesite uses artificial intelligence technologies to provide customized environments, up-to-the-minute, curated content, and easy-to-manage interfaces for instructors and students and learners. They have remote learning and working platforms that have been deployed around the Country and this move into the business and management consulting sector is a crucial next step in helping the economy recover.

“We want to get people back to work wherever they feel it is comfortable to do so and we want them to have the tools that let them be as productive as they were when they were in the office,” Sastry said. “As the economy restructures in its recovery, we also want to make sure that the appropriate upskilling opportunities are available to all who need to change their skill set.”

About Amesite Inc.

Amesite is a high tech artificial intelligence software company offering a cloud-based platform and content creation services for K-12, college, university and business education and upskilling. Amesite-offered courses and programs are branded to our customers. Amesite uses artificial intelligence technologies to provide customized environments for learners, easy-to-manage interfaces for instructors, and greater accessibility for learners in the US education market and beyond. The Company leverages existing institutional infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, scalable and engaging experiences for learners anywhere. For more information, visit https://protect-us.mimecast.com/s/2q0KCBB7KNs74oxET6BzVw?domain=amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA CONTACT: Robert Busweiler – Busweiler@sunshinesachs.com – 631.379.6454